Exhibit j(i) under Form N-1A
                                              Exhibit 23 under Item 301/Reg. S-K

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Institutional Class and Class A & C Shares Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 10 to the Registration Statement (Form N-1A, No. 333-91856) of MDT Funds, and to the incorporation by reference of our reports dated September 12, 2006 for MDT All Cap Core Fund, MDT Tax Aware/All Cap Core Fund, MDT Large Cap Growth Fund, MDT Mid Cap Growth Fund, MDT Small Cap Core Fund, MDT Small Cap Growth Fund, MDT Small Cap Value Fund and MDT Balanced Fund (the eight series constituting MDT Funds) included in the July 31, 2006 Annual Report to Shareholders of MDT Funds.






Boston, Massachusetts
November 24, 2006